Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements pertaining to the employee stock option plans of United Microelectronics Corporation:

1.	Registration Statement (Form S-8 No. 333-102605) pertaining to the Employee Stock Option Plan,

2.	Registration Statement (Form S-8 No.333-126889) pertaining to the Employee Stock Option Plan and the 2004 Employee Stock Option Plan, and

3.	Registration Statement (Form S-8 No.333-142809) pertaining to the 2004 Employee Stock Option Plan and 2005 Employee Stock Option Plan

of our reports dated April 26, 2013, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of United Microelectronics Corporation, included in its Annual Report (Form 20-F) for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

/s/Ernst & Young

Ernst & Young

Taipei, Taiwan,

Republic of China

April 26, 2013